Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Current Report on Form 8-K (Amendment No. 1) and the incorporation by reference in the Registration Statement on Form S-3 (No. 333-187339), of our report dated August 12, 2014 relating to the audited financial statements of ACI Merchant Systems, LLC.

/s/ Wouch Maloney & Co., LLP

Horsham, PA
January 20, 2015